                                                                   Exhibit 23(a)

            Consent of Independent Registered Public Accounting Firm

We consent to the  incorporation by reference in the  Registration  Statement on
Form S-8 pertaining to the 2007 Stock Option Plan of Ness  Technologies  Inc. of
our reports  dated March 14, 2007,  with respect to the  consolidated  financial statements of Ness Technologies Inc. and its subsidiaries included in its Annual
Report (Form 10-K) for the year ended December 31, 2006, Ness  Technologies Inc.
management's  assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of
Ness Technologies Inc. filed with the Securities and Exchange Commission.

                                                /s/ KOST FORER GABBAY KASIERER

Tel-Aviv, Israel                                    KOST FORER GABBAY KASIERER
August 7, 2007                                       A Member of Ernst & Young
                                                     Global